UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
 (Address of principal executive offices)

(516) 683-4100
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On June 16, 2015, Max L. Kupferberg, a Director of New York Community Bancorp, Inc. (the “Company”) and of its principal subsidiaries, New York Community Bank (the “Community Bank”) and New York Commercial Bank (the “Commercial Bank”), notified the respective Boards of Directors that he would be retiring as an active director and, in accordance with the Community Bank’s Outside Directors’ Consultation and Retirement Plan, continuing his service to the Company and the Banks as “Director Emeritus,” effective July 1, 2015.  Mr. Kupferberg will continue to attend meetings of the Boards and their respective Committees in this capacity.

A Trustee of the Community Bank for the ten years preceding its conversion to stock form, Mr. Kupferberg has served as a Director of the Company and the Community Bank since 1993 and as a Director of the Commercial Bank since its establishment in 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 19, 2015	NEW YORK COMMUNITY BANCORP, INC.

		By:	/s/ Ilene A. Angarola
Ilene A. Angarola
Executive Vice President and
Director, Investor Relations